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                                                                 EXHIBIT NO. 21

                           SUBSIDIARIES OF THE COMPANY

                                                        State or County
             Name                                       of Incorporation
             ----                                       ----------------

Pro-Soft Development Corp.                               California
The Chapel Hill Group - Technology Consultants, Inc.     North Carolina
Net Guru Technologies, Inc.                              Illinois
ProsoftTraining Europe Limited                           Ireland
ComputerPREP, Inc.                                       Delaware
Prosoft Training Hong Kong Limited                       China
ProsoftTraining Solutions Singapore Pte Ltd              Malaysia